EXHIBIT 9(b)
                     MANAGEMENT AND ADMINISTRATION AGREEMENT

                              As of October 1, 1993

The Winsbury Company Limited Partnership
1900 East Dublin-Granville Road
Columbus, Ohio  43229

Gentlemen:

     CFB MarketWatch Funds, a Massachusetts business trust (the "Trust"), herewith confirms its Agreement with The Winsbury Company Limited Partnership, d/b/a The Winsbury Company ("Administrator") as follows:

     The Trust desires to employ a portion of its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its Declaration of Trust and in the Prospectuses and Statements of Additional Information relating to each of the investment portfolios and any additional investment portfolios of the Trust, as each are or will be identified on Schedule A hereto as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios individually referred to as a "Fund" and collectively the "Funds"), copies of which have been or will be submitted to Administrator, and in resolutions of the Trust's Board of Trustees. The Trust and Administrator hereby agree that Administrator will serve as the manager and administrator for the Funds upon the following terms and conditions.

     1.   Services as Manager and Administrator
          -------------------------------------

     Subject to the direction and control of the Board of Trustees of the Trust, Administrator will assist in supervising all aspects of the operations of the Funds except those performed by the investment adviser for the Funds under its Investment Advisory Agreement, the custodian for the Funds under its Custodian Agreement, the transfer agent for the Funds under its Transfer Agency Agreement and the fund accountant for the Funds under its Fund Accounting Agreement.

     Administrator will maintain office facilities (which may be in the offices of Administrator or an affiliate but shall be in such location as the Trust shall reasonably determine); furnish statistical and research data, clerical and certain bookkeeping services and stationery and office supplies; prepare the periodic reports to the Securities and Exchange Commission (the "Commission") on Form N-SAR or any replacement forms therefor; compile data for, prepare for execution by the Funds and file all the Funds' federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian and transfer agent; prepare compliance filings pursuant to state securities laws with the advice of the Trust's counsel; assist to the extent requested by the Trust with the Trust's preparation of its Annual and Semi-Annual Reports to Shareholders and its Registration Statements (on Form N-1A or any replacement therefor); compile data for, prepare and file timely Notices to the Commission required pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "1940 Act"); keep and maintain the financial accounts and records of the Funds, including calculation of daily expense accruals; in the case of money market funds, periodic review of the amount of the deviation, if any, of the current net asset value per share (calculated using available market quotations or an appropriate substitute that reflects current market conditions) from each money market fund's amortized cost price per share; and generally assist in all aspects of the operations of the Funds. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Administrator hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act. Administrator may delegate some or all of its responsibilities under this Agreement.

     Administrator may, at its expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Administrator shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Administrator shall be responsible, to the extent provided in
Section 4 hereof, for all acts of such subcontractor as if such acts were its own.

     2.   Fees; Expenses; Expense Reimbursement
          -------------------------------------

     In consideration of services rendered and expenses assumed pursuant to this Agreement, each of the Funds will pay Administrator on the first business day of each month, or at such time(s) as Administrator shall request and the parties hereto shall agree, a fee computed daily and paid as specified below at the applicable annual rates set forth on Schedule A hereto. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be prorated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     For the purpose of determining fees payable to Administrator, the value of the net assets of a particular Fund shall be computed in the manner described in the Trust's Declaration of Trust or in the Prospectus or Statement of Additional Information respecting that Fund as from time to time is in effect for the computation of the value of such net assets in connection with the determination of the liquidating value of the shares of such Fund.

     Administrator will from time to time employ or associate with itself such person or persons as Administrator may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be partners, officers, or employees who are employed by both Administrator and the Trust. The compensation of such person or persons shall be paid by Administrator and no obligation may be incurred on behalf of the Funds in such respect. Other expenses to be incurred in the operation of the Funds including taxes, interest, brokerage fees and commissions, if any, fees of Trustees who are not partners, officers, directors, shareholders or employees of Administrator or the investment adviser or distributor for the Funds, commission fees and state Blue Sky qualification and renewal fees and expenses, investment advisory fees, custodian fees, transfer and dividend disbursing agents' fees, fund accounting fees including pricing of portfolio securities, certain insurance premiums, outside and, to the extent authorized by the Trust, inside auditing and legal fees and expenses, costs of maintenance of corporate existence, typesetting and printing prospectuses for regulatory purposes and for distribution to current Shareholders of the Funds, costs of Shareholders' and Trustees' reports and meetings and any extraordinary expenses will be borne by the Funds; provided, however, that the Funds will not bear, directly or indirectly, the cost of any activity which is primarily intended to result in the distribution of shares of the Funds.

     If in any fiscal year the aggregate expenses of a particular Fund (as defined under the securities regulations of any state having jurisdiction over the Trust) exceed the expense limitations of any such state, Administrator will reimburse such Fund for a portion of such excess expenses equal to such excess times the ratio of the fees respecting such Fund otherwise payable to Administrator hereunder to the aggregate fees respecting such Fund otherwise payable to Administrator hereunder and to Central Fidelity Bank under the Investment Advisory Agreements between Central Fidelity Bank and the Trust. The expense reimbursement obligation of Administrator is limited to the amount of its fees hereunder for such fiscal year, provided, however, that notwithstanding
                                         --------  -------
the foregoing, Administrator shall reimburse a particular Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Trust so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

     3.   Proprietary and Confidential Information
          ----------------------------------------

     Administrator agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present, or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

     4.   Limitation of Liability of Administrator
          ----------------------------------------

     Administrator shall not be liable for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also a partner, employee, or agent of Administrator, who may be or become an officer, Trustee, employee, or agent of the Trust or the Funds shall be deemed, when rendering services to the Trust or the Funds, or acting on any business of that party, to be rendering such services to or acting solely for that party and not as a partner, employee, or agent or one under the control or direction of Administrator even though paid by it.

     5.   Term, Duration and Termination
          ------------------------------

     This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date first written above (or, if a particular Fund is not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed) and unless sooner terminated as provided herein, shall continue until March 31, 1994. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term; provided that such continuance is
                                         --------
specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of the outstanding voting securities of such Fund. Written notice not to renew may be given for any reason, with or without "cause" (as defined below). This Agreement is terminable with respect to a particular Fund through a failure to renew the Agreement at the end of a one-year term; upon mutual agreement of the parties hereto; or for "cause" by the party alleging "cause", in any case on not less than 60-days prior written notice to the party against which termination is sought. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

     For purposes of this Agreement, "cause" shall mean (a) willful misfeasance, bad faith, gross negligence or reckless disregard on the part of the party to be terminated with respect to its obligations and duties set forth herein; (b) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; (c) financial difficulties on the part of the party to be terminated which is evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors; or (d) any circumstance which substantially impairs the performance of the obligations and duties of the party to be terminated, or the ability to perform those obligations and duties, as contemplated herein. Notwithstanding the foregoing, the absence of either or both an annual review or ratification of this Agreement by the Board of Trustees shall not, in and of itself, constitute "cause" as used herein.

     If Administrator is replaced as fund manager and administrator during a term of this Agreement for any reason other than mutual agreement of the parties or "cause" as defined above, then the Trust shall make a one-time cash payment, as liquidated damages, to Administrator equal to the balance due Administrator for the remainder of such term, assuming for purposes of calculation of the payment that the asset level of the Trust on the date Administrator is replaced will remain constant for the balance of the contract term.

     6.   Assignment.
          ----------

     This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Section 6 shall not limit Winsbury's right to appoint a subcontractor pursuant to Section 1 hereof.

     7.   Governing Law.  This Agreement shall be governed by and provisions
          -------------
shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

     8.   Limitation of Liability of Trustees and Shareholders.
          ----------------------------------------------------

     The names "CFB MarketWatch Funds" and "Trustees of CFB MarketWatch Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Agreement and Declaration of Trust dated as of June 4, 1992, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "CFB MarketWatch Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

     If the foregoing is in accordance with your understanding, kindly so indicate by signing and returning to us the enclosed copy hereof.

                                        Very truly yours,

                                        CFB MARKETWATCH FUNDS

                                        By:/s/Lora L. Oberlander
                                           -------------------------------------
                                        Lora L. Oberlander, President

Accepted:

THE WINSBURY COMPANY LIMITED PARTNERSHIP
By:  The Winsbury Corporation, General Partner

By:/s/Kenneth B. Quintenz
   --------------------------------

                                                          Dated: October 1, 1993

                                   Schedule A
                                     to the
                     Management and Administration Agreement
                        between CFB MarketWatch Funds and
                    The Winsbury Company Limited Partnership


     Name of Fund                                Compensation*
     ------------                                -------------

CFB MarketWatch Treasury                Annual Rate of twenty one-hundredths
Money Market Fund                       of one percent (.20%) of the CFB
                                        MarketWatch Treasury Money Market
                                        Fund's average daily net assets

CFB MarketWatch Short-Term              Annual Rate of twenty one-hundredths
Fixed Income Fund                       of one percent (.20%) of the CFB
                                        Income Fund's average daily net assets

CFB MarketWatch Intermediate            Annual Rate of twenty one-hundredths
Fixed Income Fund                       of one percent (.20%) of the CFB
                                        MarketWatch Intermediate Fixed
                                        Income Fund's average daily net assets

CFB MarketWatch Virginia                Annual Rate of twenty one-hundredths
Municipal Bond Fund                     of one percent (.20%) of the CFB
                                        MarketWatch Virginia Municipal Bond
                                        Fund's average daily net assets

CFB MarketWatch                         Annual Rate of twenty one-hundredths
Equity Fund                             of one percent (.20%) of the CFB
                                        MarketWatch Equity Fund's average
                                        daily net assets

THE WINSBURY COMPANY                    CFB MARKETWATCH FUNDS
LIMITED PARTNERSHIP
By: The Winsbury Corporation, General Partner

By:/s/Kenneth B. Quintenz               By:/s/Lora L. Oberlander
   ----------------------                  ---------------------
                                        Lora L. Oberlander, President

*All fees are computed daily and paid periodically.